                                                                      EXHIBIT 12

                        WCI STEEL, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)


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
                                                                                  YEAR ENDED OCTOBER 31,
                                                                   -----------------------------------------------------
                                                                     1992       1993       1994       1995       1996
                                                                   ---------  ---------  ---------  ---------  ---------
Income before taxes..............................................        424     23,636     52,792     25,773     47,148
Fixed charges....................................................     18,243     23,214     28,926     26,066     25,263
Capitalized interest.............................................     (4,443)         0          0          0          0
                                                                   ---------  ---------  ---------  ---------  ---------
  Earnings.......................................................     14,224     46,850     81,718     51,839     72,411

Interest expense.................................................     11,510     18,108     26,437     23,607     22,788
Amortization of financing costs..................................      2,205      5,074      2,272      2,180      2,180
Rental/Lease interest............................................         85         32        217        279        295
Capitalized interest.............................................      4,443          0          0          0          0
                                                                   ---------  ---------  ---------  ---------  ---------
  Fixed charges..................................................     18,243     23,214     28,926     26,066     25,263

    Ratio of earnings to fixed charges...........................        0.8x       2.0x       2.8x       2.0x       2.9x
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
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